EXHIBIT 99.10

TRI-S SECURITY CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

The Cornwall Group, Inc. and Subsidiaries

Miami, Florida

We have audited the accompanying consolidated balance sheets of the Cornwall Group, Inc. and Subsidiaries (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity (deficiency) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Cornwall Group, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Ft. Lauderdale, Florida

June 3, 2005

Rachlin Cohen & Holtz LLP

450 East Las Olas Boulevard • Suite 950 • Fort Lauderdale, Florida 33301• Phone 954.5251040 • Fax 954 525 2004 • www.rachlin.com

An Independent Member of Baker Tilly International

MIAMI    •    FORT    LAUDERDALE    •    WEST    PALM    BEACH    •    STUART

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
Current Assets:
Cash	$390,001	$328,568
Certificate of deposit	500,000	500,000
Accounts receivable, less allowance for doubtful accounts of $254,000 and $265,000 in 2004 and 2003, respectively	4,048,066	4,125,421
Billings in process	514,018	243,750
Deferred tax asset	104,197	92,044
Other current assets	121,610	130,370
Total current assets	5,677,892	5,420,153

Property and Equipment, Net	1,130,912	1,267,260

Other Assets:
Advances to stockholders	303,859	200,000
Deferred tax asset, net	184,353	201,058
Goodwill	142,366	142,366
Intangible assets, net	212,389	313,137
Deposits and other	284,993	231,514
	1,127,960	1,088,075
	$7,936,764	$7,775,488

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Bank overdraft	$63,069	$191,176
Accounts payable	174,053	304,184
Accrued liabilities	1,641,026	1,293,729
Line of credit	1,555,000	1,292,000
Current portion of long-term debt	452,186	478,619
Total current liabilities	3,885,334	3,559,708
Due to Stockholder	—	196,280
Derivative Liability	406,991	562,363
Long-Term Debt, Net	3,245,546	3,694,881
Total liabilities	7,537,871	8,013,232

Commitments and Contingencies	—	–

Stockholders’ Equity (Deficiency):
Common stock, $.01 par value; authorized 50,000,000 shares; 13,284,630 shares issued and outstanding	132,846	132,846
Unearned ESOP shares	(2,987,114)	(3,451,511)
Additional paid-in capital	98,141	121,361
Accumulated other comprehensive loss	(406,991)	(562,363)
Retained earnings	3,562,011	3,521,923
Total stockholders’ equity (deficiency)	398,893	(237,744)
	$7,936,764	$7,775,488

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

Service Revenues	$39,185,135	$38,182,629

Direct Costs	31,508,616	30,087,534

Gross Margin	7,676,518	8,095,095

General and Administrative Expenses	7,020,316	7,235,966

Income from Operations	656,203	859,129

Other Income (Expense):
Interest expense	(450,122)	(525,380)
Other income	3,007	15,483
	(447,115)	(509,897)

Income before Provision (Benefit) for Income Taxes	209,088	349,232

Provision (Benefit) for Income Taxes:
Current	164,000	110,000
Deferred	5,000	(93,000)
	169,000	17,000

Net Income	$40,088	$332,232

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

YEARS ENDED DECEMBER 31, 2004 AND 2003

					Accumulated
			Unearned	Additional	Other
	Common Stock		ESOP	Paid-In	Comprehensive	Retained
	Shares	Amount	Shares	Capital	Loss	Earnings	Total

Balance, December 31, 2002	13,284,630	$132,846	$(3,888,538)	$160,693	$(736,597)	$3,189,691	$(1,141,905)

Year Ended December 31, 2003:
Release of ESOP shares	—	—	437,027	(39,332)	—	—	397,695
Net income	—	—	—	—	—	332,232	332,232
Fair market value adjustment on derivatives	—	—	—	—	174,234	—	174,234

Balance, December 31, 2003	13,284,630	132,846	(3,451,511)	121,361	(562,363)	3,521,923	(237,744)

Year Ended December 31, 2004:
Release of ESOP shares	—	—	464,397	(23,220)	—	—	441,177
Net income	—	—	—	—	—	40,088	40,088
Fair market value adjustment on derivatives	—	—	—	—	155,372	—	155,372

Balance, December 31, 2004	13,284,630	$132,846	$(2,987,114)	$98,141	$(406,991)	$3,562,011	$398,893

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
Cash Flows from Operating Activities:
Net income	$40,088	$332,232
Adjustments to reconcile net income to net cash provided by operating activities:
Release of ESOP shares	441,177	397,695
Depreciation	353,485	300,519
Amortization	153,542	163,256
Provision for doubtful accounts	60,355	158,577
Loss on sale of property and equipment	27,405	26,893
Deferred taxes	4,552	(93,001)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	17,000	(43,530)
Billings in process	(270,268)	3,314
Other current assets	8,760	95,906
Deposits and other	(96,978)	77,272
Increase (decrease) in accounts payable and accrued liabilities	217,166	(136,228)
Net cash provided by operating activities	956,284	1,282,905

Cash Flows from Investing Activities:
Purchases of property and equipment	(244,542)	(475,675)
Advances to stockholder	(103,859)	—
Acquisition of intangible assets	(9,295)	—
Net cash used in investing activities	(357,696)	(475,675)

Cash Flows from Financing Activities:
Net borrowings (repayments) on line of credit	263,000	(733,000)
Principal payments on long-term debt	(475,768)	(472,289)
Repayment of advances from stockholders	(196,280)	—
Decrease in bank overdraft	(128,107)	(114,995)
Advances from stockholders	—	392,077
Net cash used in financing activities	(537,155)	(928,207)

Net Increase (Decrease) in Cash	61,433	(120,977)

Cash, Beginning	328,568	449,545

Cash, Ending	$390,001	$328,568

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year:
Interest	$449,869	$525,380
Income taxes	$—	$—

Non-Cash Financing Activity:
Fair market value adjustment on derivatives	$155,372	$174,234

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Cornwall Holdings, Inc. was incorporated on March 16, 2000 for the purposes of merging five companies under common control into Cornwall Holdings, Inc. as wholly owned subsidiaries.  These companies are in the business of providing uniformed security and monitoring services to governmental, commercial and residential customers located in South Florida.  Cornwall Holdings Inc. is authorized to issue 50,000,000 shares of $0.01 par value common stock. On March 6, 2002, Cornwall Holdings, Inc. changed its name to The Cornwall Group, Inc. (the “Company”).

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Vanguard Security, Inc., The Forestville Corporation d/b/a Feick Security, Vanguard Security of Broward, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc., Protection Technologies Corporation and International Monitoring, Inc.

All material intercompany transactions have been eliminated in consolidation.

Certificate of deposit

As of December 31, 2004 the Company had a certificate of deposit in the amount of $500,000 which is pledged as collateral to an irrevocable standby letter of credit issued to protect against potential liabilities stemming from the Company’s self insurance plan (see Note 10).  The certificate of deposit and the related letter of credit expire in August 2005.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable.

Cash

At various times during the year the Company had deposits in financial institutions in excess of the federally insured limits. At December 31, 2004, the Company had deposits in excess of federally insured limits of approximately $561,000. The Companies maintain their cash with a high quality financial institution, which management believes limits these risks.

Accounts Receivable

The Company services the geographic area of South Florida and extends selective credit based on an evaluation of the customers’ financial condition. Exposure to losses on receivables varies by customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses.

Billings in Process

Billings in process represent services performed by the Company before December 31st, but not billed until January of the following year.

Revenue Recognition

Revenue is recognized as services are performed. Costs incurred to install or repair security systems for which the Company also provides monitoring services are deferred and recognized over the term of the customer contract.

Property and Equipment

Property and equipment are stated at cost. Expenditures for improvements are capitalized. Upon sale or retirement, the cost and related accumulated depreciation and amortization is removed from the accounts and the resulting gain or loss, if any, is reflected on the statement of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is provided on the straight-line method over the estimated useful lives.

Goodwill

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets and lease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. The principal effect of the adoption of SFAS 142 was to eliminate amortization of the Company’s goodwill.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair-value less costs to sell.

Intangible Assets

Intangible assets consist of the following:

Loan Costs

The Company capitalizes costs incurred in obtaining financing. Such costs are being amortized over the remaining term of the financing.

Non-Compete Agreements

Non-compete agreements represent the portion of the purchase price associated with acquisitions allocated to the contractual agreement whereby individual(s) agreed not to compete with the Company for a certain period of time. The cost is being amortized using the straight-line method over a period of up to five years, based on the length of the agreement.

Customer Acquisition Costs

From time to time, the Company acquires customer accounts from outside parties.  Customer acquisition costs are amortized using the straight-line method over three to five years, based on the length of customer contracts.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109), which is an asset and liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual result’s.

The Company provides an accrual for pending workers’ compensation claims. This estimate is based on historical claims experience and management’s judgment. The accrual is periodically reviewed to determine its adequacy and adjusted to reflect current claims experience.

Advertising

Advertising costs are charged to expense as incurred. Advertising expense was approximately $211,000 and $133,000 for the years ended 2004 and 2003 respectively.

Interest Rate Swaps

The Company is exposed to market risk from changes in interest rates. To manage this market risk, the Company may enter into interest rate swaps, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount. The Company has entered into a swap agreement to convert variable rate debt to a fixed rate (see Note 8). Interest payments received and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability. Changes in the underlying market value of the remaining swap payments are recognized in income when the underlying liability being hedged is extinguished or partially extinguished to a level less than the notional amount of the interest rate swap. The Company uses derivative financial instruments only to manage interest rate risks.

NOTE 2.        ADVANCES TO STOCKHOLDER

At December 31, 2004, and 2003, the balance in advances to stockholder was approximately $304,000 and $200,000, respectively. These advances are unsecured, bear interest at 6% per annum and have no stated repayment terms

NOTE 3.        PROPERTY AND EQUIPMENT

	Estimated Useful Lives (Years)
		2004	2003

Field equipment	5-7	$907,857	$817,826
Computer equipment	5	676,088	536,303
Building	31	412,259	412,259
Furniture and fixtures	7	251,482	243,651
Vehicles	4	204,578	347,868
Land	-	90,000	90,000
Leasehold improvements	5	63,324	58,220
		2,605,588	2,506,127
Less accumulated depreciation		1,474,676	1,238,867
		$1,130,912	$1,267,260

Depreciation expense was approximately $353,000 and $301,000 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4.        INTANGIBLE ASSETS

	Estimated Useful Lives (Years)
		2004	2003
Customer acquisition costs	3	$555,462	$546,167
Non-compete agreements	3-5	362,000	362,000
Loan costs	10	56,428	56,428
		973,890	964,595
Less accumulated amortization		761,501	651,458
		$212,389	$313,137

Amortization expense for intangibles for the years ended December 31, 2004 and 2003 amounted to approximately $154,000 and $163,000, respectively. Estimated amortization expense for the succeeding fiscal years is as follows:

Year ending December 31:
2005	$108,000
2006	68,000
2007	4,000
2008	4,000
2009	4,000
Thereafter	24,000
$212,000

NOTE 5.        ACCRUED LIABILITIES

	2004	2003

Accrued payroll	$973,385	$838,123
Income taxes payable	315,472	119,549
Accrued insurance claims	143,900	143,900
Accrued payroll taxes	143,167	131,276
Sales tax payable	51,955	51,043
Accrued other	13,147	9,838
	$1,641,026	$1,293,729

NOTE 6.        LINE OF CREDIT

The Company maintains a revolving line of credit agreement with a local financial institution. The available funding is limited by a borrowing base, which is comprised of a percentage of accounts receivable, as defined, up to a maximum of $2,400,000. The line bears interest at the one-month London Interbank Offered rate plus 2.75% (5.17% at December 31, 2004) and expires on June 30, 2005.  The line is collateralized by substantially all of the Company’s assets and is personally guaranteed by the Company’s principal stockholders. The line also requires the maintenance of certain total liabilities to tangible net worth and debt service coverage ratios. As of December 31, 2004, the Company had $1,555,000 outstanding under the line of credit.

During March 2005, the line was renewed through June 2006 with substantially the same terms.

NOTE 7.        LONG-TERM DEBT

	2004	2003
Loan payable to bank, interest at 1-month LIBOR plus 1.75% (4.17% at December 31, 2004) and principal payments of $35,648 payable monthly through November 8, 2012. However, the Company has entered into an interest rate swap agreement whereby the Company pays an effective fixed interest rate of 7.17% (see Note 8). The loan is secured by all assets of the Company, a guarantee from certain stockholders and a pledge agreement with certain stockholders pledging the Investment Accounts held by them with the bank.	$3,428,950	$3,856,728

Note payable to bank; interest at prime plus .5% (5.75% at December 31, 2004); principal of $1,198 plus accrued interest due monthly through December 2022. The loan is secured by a mortgage on real property and is guaranteed by certain stockholders of the Company.	258,750	273,125

	2004	2003
Various notes payable bearing interest ranging from 0% to 7.99% through April 2005; with monthly payments of principal and interest; collateralized by vehicles.	10,032	43,647

	3,697,732	4,173,500
Less current portion	452,186	478,619
Long-term portion	$3,245,546	$3,694,881

The maturities of long-term debt are as follows:

Year ending December 31:
2005	$452,186
2006	442,154
2007	442,154
2008	442,154
2009	442,154
Thereafter	1,476,930
$3,697,732

NOTE 8.        INTEREST RATE SWAP

The Company entered into an interest rate swap agreement with its new lender to hedge its interest rate exposure on the Company’s variable rate loan (see Note 7). The interest rate swap became effective November 13, 2002 and terminates on November 8, 2012, the maturity date of the loan.  The notational amount of the interest rate swap is the balance outstanding on the loan on the payment date, which is the last day of each month. The interest rate swap agreement involves the exchange of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the loan agreement without an exchange of the notational amount upon which the payments are based. The Company, as the fixed rate payer, incurs an interest rate of 7.17%. The lender, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. During 2004 and 2003, the Company made interest payments of approximately $216,000 and $242,000, respectively, under swap agreements. At December 31, 2004, the estimated fair value of the interest rate swap was approximately $407,000 and is reflected as a derivative liability with a corresponding balance in accumulated other comprehensive loss in the accompanying consolidated financial statements.

NOTE 9.        EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers all employees who work 1,000 or more hours per year. The Company loaned the ESOP $5,000,000 that it obtained through bank financing (see Note 7) for the purposes of acquiring 5,000,000 shares of the Company’s common stock (the ESOP shares) from existing stockholders. The ESOP shares initially were pledged as collateral for the debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid during the year. The Company accounts for its ESOP in accordance with Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. Accordingly, the Company reports in its balance sheet the debt of the ESOP and Unearned ESOP Shares, which are the ESOP shares pledged as collateral for the debt. As shares are released from collateral, the Company reports compensation expense based on the average market price of the shares during the year.

Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. The Company did not declare dividends subsequent to the effective date of the ESOP. ESOP compensation expense was approximately $441,000 and $398,000 for the years ended December 31, 2004 and 2003, respectively.

The ESOP shares were as follows as of December 31:

	2004	2003
Allocated shares	1,548,489	1,111,462
Shares released for allocation	464,397	437,027
Unearned shares	2,987,114	3,451,511
Total ESOP shares	5,000,000	5,000,000

Fair value of unearned shares	$2,837,759	$3,140,875

NOTE 10.     SELF-INSURANCE FUNDS

The Company is a member of the Florida Retail Federation Self-Insurers Fund (the Fund).  The Company is responsible for the payment of claims billed to the Fund up to a maximum based on a percentage of its Annual Standard Premium. The Annual Standard Premium is determined by the Fund based upon the total compensation paid as adjusted for historical claims experience and a factor for future claims and is subject to audit at the end of each year. The Company is required to make twelve payments totaling 21.8% of the Annual Standard Premium to the Fund to cover administrative expenses and taxes. The Company maintains claims fund deposits of $44,500 with the Fund at December 31, 2004. As of December 31, 2004, there were approximately $144,000 of pending claims, which were not paid by the Company, and which have been accrued in the accompanying consolidated financial statements. The Company has an irrevocable standby letter of credit issued to protect against potential liabilities stemming from the Company’s self insurance plan, which is collateralized by a $500,000 certificate of deposit (see Note 1).

NOTE 11.     COMMITMENTS AND CONTINGENCIES

Leases

On March 1, 2003, the Company entered into a lease agreement for its new office facility. The lease matures on April 30 2008 with an option to extend the lease through April 30, 2010.  Monthly rent payments starting on May 1, 2003 are $6,902 and increase yearly at fixed amount up to $8,241 in 2010.  The Companies also leases various equipment and vehicles under non-cancelable operating leases expiring through April 2009. Office facility and equipment rent expense for the years ended December 31, 2004 and 2003 was approximately $791,000 and $648,000, respectively.

Approximate future minimum lease payments under non-cancelable office and equipment lease agreements are as follows:

Year ending December 31:
2005	$359,000
2006	271,000
2007	216,000
2008	45,000
2009	2,000
$893,000

Litigation

The Company, from time to time, is involved in litigation arising during the ordinary course of business. Based on currently available information, management believes that the resolution of pending claims will not have a material adverse effect on the Companies’ operating results or financial position.

NOTE 12.      INCOME TAXES

The (benefit from) provision for income taxes consists of the following:

	2004	2003
Current:
Federal	$140,000	$94,000
State	24,000	16,000
	$164,000	$110,000
Deferred:
Federal	$4,000	$(79,000)
State	1,000	(14,000)
	$5,000	$(93,000)

The net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes.

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2004	2003
Current Deferred Tax Assets:
Accounts Receivable, due to allowance for doubtful accounts	$100,287	$88,134
Self-insurance reserve	3,910	3,910
	104,197	92,044
Long-Term Deferred Tax Assets:
ESOP Compensation	$123,197	$117,904
Intangible assets, due to differences in amortization	101,854	93,801
Property and equipment, due to differences in depreciation and amortization	(26,156)	14,426
Goodwill, due to differences in amortization	(14,542)	(25,073)
	184,353	201,058
	$288,550	$293,102

No valuation allowance has been recorded as the Company believes that it is more likely than not that the deferred tax assets will be realized.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

The Cornwall Group, Inc.

Miami, Florida

We have audited the accompanying consolidated balance sheets of The Cornwall Group, Inc. and Subsidiaries (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Cornwall Group, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Rachlin, Cohen and Holtz, LLP
Miami, Florida
April 10, 2003

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2002 AND 2001

	2002	2001
ASSETS
Current Assets:
Cash	$449,545	$82,633
Certificate of deposit	500,000	—
Accounts receivable, less allowance for doubtful accounts of $265,000 and $502,000 in 2002 and 2001, respectively	4,240,468	3,550,299
Billings in process	247,064	787,719
Other current assets	226,276	170,041
Total current assets	5,663,353	4,590,692

Property and Equipment, Net	1,118,997	1,092,090

Other Assets:
Advances to stockholders	395,797	1,002,674
Deferred tax assets	3,700	2,900
Goodwill	142,366	142,366
Intangible assets, net	476,393	451,234
Deposits and other	308,786	222,856
	1,327,042	1,822,030
	$8,109,392	$7,504,812

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Bank overdraft	$306,171	$—
Line of credit	2,025,000	1,689,592
Current portion of long-term debt	500,843	509,657
Accounts payable	209,188	221,685
Accrued liabilities	1,515,405	1,371,785
Total current liabilities	4,556,607	3,792,719

Derivative Liability	736,597	511,735
Long-Term Debt, Net	4,144,946	4,676,290
Total liabilities	9,438,150	8,980,744

Commitments and Contingencies	—	—

Stockholders’ Deficiency:
Common stock, $.01 par value; authorized 50,000,000 shares; 13,284,630 shares issued and outstanding	132,846	132,846
Unearned ESOP shares	(3,955,931)	(4,323,331)
Additional paid-in capital	228,086	228,086
Accumulated other comprehensive loss	(736,597)	(511,735)
Retained earnings	3,002,838	2,998,202
Total stockholders’ deficiency	(1,328,758)	(1,475,932)
	$8,109,392	$7,504,812

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Service Revenues	$36,071,594	$34,232,610

Direct Costs	28,049,915	26,579,883

Gross Margin	8,021,679	7,652,727

General and Administrative Expenses	7,549,668	7,571,771

Income from Operations	472,011	80,956

Other Income (Expense):
Interest expense	(571,478)	(444,398)
Interest income	33,000	66,489
Other income	9,652	15,549
	(528,826)	(362,360)

Loss before Provision (Benefit) for Income Taxes	(56,815)	(281,404)

Provision (Benefit) for Income Taxes:
Current	(60,651)	(106,075)
Deferred	(800)	120,437
	(61,451)	14,362

Net Income (Loss)	$4,636	$(295,766)

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

YEARS ENDED DECEMBER 31, 2002 AND 2001

			Unearned ESOP Shares	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total

	Common Stock
	Shares	Amount
Balance, December 31, 2000	13,284,630	$132,846	$(4,775,277)	$228,086	$—	$3,293,968	$(1,120,377)

Year Ended December 3l, 2001:
Release of ESOP shares	—	—	451,946	—	—	—	451,946
Net loss	—	—	—	—	—	(295,766)	(295,766)
Fair market value adjustment on derivatives	—	—	—	—	(511,735)	—	(511,735)

Balance, December 31, 2001	13,284,630	132,846	(4,323,331)	228,086	(511,735)	2,998,202	(1,475,932)

Year Ended December 31, 2002:
Release of ESOP shares	—	—	367,400	—	—	—	367,400
Net income	—	—	—	—	—	4,636	4,636
Fair market value adjustment on derivatives	—	—	—	—	(224,862)	—	(224,862)

Balance, December 31, 2002	13,284,630	$132,846	$(3,955,931)	$228,086	$(736,597)	$3,002,838	$(1,328,758)

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Cash Flows from Operating Activities:
Net income (loss)	$4,636	$(295,766)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	265,890	253,603
Provision for doubtful accounts	331,865	431,726
Amortization	188,805	187,668
Loss (gain) on sale of property and equipment	38,609	(3,866)
Accrued interest on stockholder advances	(33,000)	(57,800)
Release of ESOP shares	367,400	451,946
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(1,022,034)	358,140
Billings in process	540,655	(38,467)
Other current assets	(56,235)	(148,861)
Deposits and other	(85,930)	(61,939)
Deferred taxes	(800)	120,437
Increase (decrease) in accounts payable and accrued liabilities	131,123	(167,075)
Net cash provided by operating activities	670,984	1,029,746

Cash Flows from Investing Activities:
Purchases of property and equipment	(309,123)	(217,183)
Purchase of certificate of deposit	(500,000)	—
Acquisition of intangible assets	(213,964)	—
Proceeds from sale of property and equipment	14,953	—
Net cash used in investing activities	(1,008,134)	(217,183)

Cash Flows from Financing Activities:
Principal payments on long-term debt	(577,394)	(505,519)
Bank overdraft	306,171	(185,027)
Net borrowings (repayments) of line of credit	335,408	(33,923)
Net repayments from (advances to) stockholders	639,877	(15,661)
Proceeds from sale of property and equipment	—	10,200
Net cash provided by (used in) financing activities	704,062	(729,930)

Net Increase in Cash	366,912	82,633

Cash, Beginning	82,633	—

Cash, Ending	$449,545	$82,633

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year:
Interest	$552,976	$446,998
Income taxes	$—	$—

Non-Cash Financing Activity:
Fair market value adjustment on derivatives	$224,862	$511,735

See notes to consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Cornwall Holdings, Inc., was incorporated on March 16, 2000 for the purposes of merging five companies under common control into Cornwall Holdings, Inc. as wholly owned subsidiaries. These companies are in the business of providing uniformed security and monitoring services to governmental, commercial and residential customers located in South Florida. Cornwall Holdings Inc., is authorized to issue 50,000,000 shares of $0.01 par value common stock. On March 6, 2002, Cornwall Holdings, Inc. changed its name to The Cornwall Group, Inc. (the “Company”).

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Vanguard Security, Inc., The Forestville Corporation d/b/a Feick Security, Vanguard Security of Broward, Inc., On Guard Security and Investigations, Inc., Armor Security, Inc., Protection Technologies Corporation and International Monitoring, Inc.

All material intercompany transactions have been eliminated in consolidation.

Certificate of deposit

As of December 31, 2002 the Company had a certificate of deposit in the amount of $500,000 which is pledged as collateral to an irrevocable standby letter of credit issued to protect against potential liabilities stemming from the Company’s self insurance plan (see Note 10). The certificate of deposit and the related letter of credit expire in August 2003.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable.

Cash

At December 31, 2002, as well as at various times during the year, the Company had bank balances at one financial institution in the South Florida area that exceeded FDIC insurance limits. At December 31, 2002, uninsured cash balances were approximately $467,000. Because of the stature and high credit quality of this bank, such credit risk is considered to be minimal.

Accounts Receivable

The Company services the geographic area of South Florida and extends selective credit based on an evaluation of the customers’ financial condition. Exposure to losses on receivables varies by customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses.

Billings in Process

Billings in process represent services performed by the Company before December 31, but not billed until January of the following year.

Revenue Recognition

Revenue is recognized as services are performed. Costs incurred to install or repair security systems for which the Company also provides monitoring services are deferred and recognized over the term of the customer contract.

Property and Equipment

Property and equipment are stated at cost. Expenditures for improvements are capitalized. Upon sale or retirement, the cost and related accumulated depreciation and amortization is removed from the accounts and the resulting gain or loss, if any, is reflected on the statement of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation is provided on the straight-line method over the estimated useful lives.

Goodwill

On October 23, 1998, one of the Company’s subsidiaries was acquired in a business combination accounted for as a purchase resulting in goodwill of $181,100. Goodwill was being amortized on the straight-line method over fifteen years.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 142 requires companies to account for goodwill and other intangibles in the following manner. Intangible assets which are acquired shall be recognized and measured based on fair value. Recognized intangible assets are to be amortized over their useful life. Goodwill and intangible assets determined to have an indefinite life are not amortized. Intangible assets that are not amortized and goodwill shall be tested for impairment annually. The provisions of SFAS No. 142 are to be applied in fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 142 on January 1, 2002 and performed an impairment test on goodwill. The test performed revealed that goodwill was not impaired and no impairment loss was recorded. If goodwill is determined to be impaired, the loss would be included as part of operations in the accompanying consolidated statement of operations.

Intangible Assets

Intangible assets consist of the following:

Loan Costs

The Company capitalizes costs incurred from obtaining financing.  Such costs are being amortized over the remaining term of the financing.

Non-Compete Agreements

Non-compete agreements represent the portion of the purchase price associated with acquisitions allocated to the arrangement whereby individual(s) agreed not to compete with the Company for a certain period of time. The cost is being amortized on the straight-line method over a period of up to five years, based on the length of the agreement.

Customer Acquisition Costs

From time to time, the Company acquires customer accounts from outside parties, Customer acquisition costs are amortized on the straight-line method over three to five years, based on the length of customer contracts.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109), which is an asset and liability method of accounting for income taxes. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Use of Estimates

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they my ultimately differ from actual results.

The Company provides an accrual for pending workers’ compensation claims. This estimate is based on historical claims experience and management’s judgment. The accrual is periodically reviewed to determine its adequacy and adjusted to reflect current claims experience.

Advertising

Advertising costs, which amounted to $166,500 and $236,072 for the years ended 2002 and 2001 respectively, are expensed as incurred.

Interest Rate Swaps

The Company is exposed to market risk from changes in interest rates. To manage this market risk, the Company may enter into interest rate swaps, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount. The Company has entered into a swap agreement to convert variable rate debt to a fixed rate (see Note 8). Interest payments received and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability. Changes in the underlying market value of the remaining swap payments are recognized in income when the underlying liability being hedged is extinguished or partially extinguished to a level less than the notional amount of the interest rate swap. The Company uses derivative financial instruments only to manage interest rate risks.

NOTE 2.        ADVANCES TO STOCKHOLDER

At December 31, 2002, and 2001, the balance in advances to stockholder was $395,797 and $1,002,674, respectively. These advances are unsecured, bear interest at 6% per annum and have no stated repayment terms.

NOTE 3.        PROPERTY AND EQUIPMENT

	Estimated Useful Lives (Years)	2002	2001

Field equipment	7	$638,590	$618,976
Building	31	412,259	402,450
Vehicles	4	369,565	403,047
Computer equipment	5	347,283	380,506
Furniture and fixtures	7	237,829	203,818
Land	—	90,000	90,000
Leasehold improvements	5	13,515	8,500
		2,109,041	2,107,297
Less accumulated depreciation		990,044	1,015,207
		$1,118,997	$1,092,090

NOTE 4.        GOODWILL AND INTANGIBLE ASSETS

In accordance with SFAS No. 142, no amortization of goodwill was recorded in 2002. The Company’s net income for the year ended December 31, 2001 would not have been materially different had the Company not amortized goodwill.

Goodwill at December 31, 2002 and 2001 amounted to $142,366 as there were no adjustments to goodwill in 2002. The Company performed an impairment test on goodwill on January 1, 2002 (date of adoption of SFAS No. 142) and the fair value of the reporting unit (On Guard Security and Investigations, Inc.) exceeded its carrying value. Therefore, no impairment loss was recorded.

Intangible assets consist of the following:

		Gross
	Estimated Useful	Carrying	Accumulated
	Lives (Years)	Amount	Amortization	Net
Balance December 31, 2002:
Customer acquisition costs	3	$540,232	$175,218	$365,014
Non-compete agreements	3-5	362,000	306,579	55,421
Loan costs	15	56,428	470	55,958
		$958,660	$482,267	$476,393
Balance December 31, 2001:
Customer acquisition costs	3	$382,696	$84,794	$297,902
Non-compete agreements	3-5	362,000	231,172	130,828
Loan costs	15	25,004	2,500	22,504
		$769,700	$318,466	$451,234

Amortization expense for intangibles for the years ended December 31, 2002 and 2001 amounted to $188,805 and $187,668, respectively. Estimated amortization expense for the succeeding fiscal years is as follows:

Year ending December 31:
2003	$168,900
2004	110,000
2005	110,000
2006	34,000
2007	25,700
Thereafter	27,800
$476,400

NOTE 5.        ACCRUED LIABILITIES

	2002	2001
Accrued payroll	$927,452	$799,887
Accrued payroll taxes	312,288	257,970
Accrued insurance claims	142,300	134,000
Sales tax payable	74,168	54,245
Accrued other	30,197	31,783
Accrued vacation	29,000	34,200
Accrued income taxes	—	59,700
	$1,515,405	$1,371,785

NOTE 6.        LINE OF CREDIT

The Company had a revolving line of credit available from a bank totaling $2,400,000, interest at prime which expired on June 30, 2002. The bank extended the maturity date until the Company located a new lender. On November 13, 2002, the Company entered into a $2,400,000 revolving credit line agreement with a new lender. The line bears interest at LIBOR plus 2.75% (4.13% at December 31, 2002) payable monthly and matures on May 31, 2004. The line is collateralized by substantially all of the Company’s assets and is personally guaranteed by the Company’s principal stockholders. As of December 31, 2002, the Company had $2,025,000 outstanding under the line of credit.

NOTE 7.        LONG-TERM DEBT

	2002	2001

Loan payable to bank, interest at 1-month LIBOR plus 1.75% (3.13% at December 31, 2002) and principal payments of $35,648 payable monthly through November 8, 2012. However, the Company has entered into an interest rate swap agreement whereby the Company pays an effective fixed interest rate of 7.17% (see Note 8). The loan is secured by all assets of the Company, a guarantee from certain stockholders and a pledge agreement with certain stockholders pledging the Investment Accounts held by them with the bank. At December 31, 2002, the Company was not in compliance with one of its debt covenants under the loan agreement. However, the Company received a waiver from the bank through and including December 31, 2003

	$4,277,777	$—

Loan payable to bank, interest at Eurodollar Fixed Period Rate plus 1.55% (3.6562% at December 31, 2001) and principal payments of $27,777 payable monthly through July 5, 2015. The loan is secured by a guarantee from certain stockholders, a pledge agreement with certain stockholders pledging the Investment Accounts held by them with the bank, and 5,000,000 shares of stock pledged by the ESOP as collateral (see Note 8). This note was refinanced with a new lender in November 2002.	—	4,527,791

	2002	2001

Mortgage payable to bank; interest at prime plus .5%; principal of $1,198 plus accrued interest due monthly through December 2022. The loan is secured by the property and is guaranteed by certain stockholders of the Company. An additional $30,840 was drawn on this mortgage in January 2003.	256,660	—

Mortgage payable to bank; interest fixed at 7.75%; principal and interest payments of $2,767 due monthly through December 2008. The loan is secured by the property and is guaranteed by the stockholders of the Company. This note was refinanced with a new lender in December 2002.	—	257,481

Note payable to bank; interest at prime (4.75% at December 31, 2002); principal and interest payments of $9,721 due monthly through March 2004. The loan is secured by substantially all of the Company’s assets and guaranteed by the stockholders of the Company. The outstanding balance due under this note was paid off during November 2002.	—	245,502

Various notes payable bearing interest ranging from 0% to 10.5% through April 2005; with monthly payments of principal and interest; collateralized by vehicles	111,352	155,173
	4,645,789	5,185,947
Less current portion	500,843	509,657
Long-term portion	$4,144,946	$4,676,290

The maturities of long-term debt are as follows:

Year ending December 31:
2003	$500,843
2004	484,303
2005	452,668
2006	442,154
2007	442,154
Thereafter	2,323,667
$4,645,789

NOTE 8.     INTEREST RATE SWAP

The Company entered into a new interest rate swap agreement with its new lender in an attempt to hedge its interest rate exposure on the Company’s variable rate loan (see Note 7). The interest rate swap became effective November 13, 2002 and terminates on November 8, 2012, the maturity date of the loan. The notational amount of the interest rate swap is the balance outstanding on the loan on the payment date, which is on the last day of each month. The interest rate swap agreement involves the exchange of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the loan agreement without an exchange of the notational amount upon which the payments are based. The Company, as the fixed rate payer, has an interest rate of 7.17%. The lender, the variable rate payer, pays at a rate equal to U.S. dollar LIBOR on the payment date. The Company has made interest payments totaling approximately $33,000 under the terms of the interest rate swap. During 2002, the Company made interest payments of approximately $222,000 under a swap agreement with its previous lender. At June 30, 2002, the estimated fair value of the interest rate swap was $736,597 and is reflected as a derivative liability with a corresponding balance in accumulated other comprehensive loss in the accompanying consolidated financial statements. The consolidated balance sheet and consolidated statements of stockholders’ deficiency has been restated to reflect the proper derivative liability and other comprehensive loss that existed at December 31, 2001 under the previous swap agreement.

NOTE 9.     EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers all employees who work 1,000 or more hours per year. The Company loaned the ESOP $5,000,000 that it obtained through bank financing (see Note 7) for the purposes of acquiring 5,000,000 shares of the Company’s common stock (the ESOP shares) from existing stockholders. The ESOP shares initially were pledged as collateral for the debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid during the year. The Company accounts for its ESOP in accordance with Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans. Accordingly, the Company reports in its balance sheet the debt of the ESOP and Unearned ESOP Shares, which are the ESOP shares pledged as collateral for the debt. As shares are released from collateral, the Company reports compensation expense based on the average market price of the shares during the year. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. The Company did not declare dividends subsequent to the effective date of the ESOP. ESOP compensation expense was $367,400 and $451,946 for the years ended December 31, 2002 and 2001, respectively.

The ESOP shares were as follows as of December 31:

	2002	2001

Allocated shares	676,669	224,723
Shares released for allocation	434,793	451,946
Unearned shares	3,888,538	4,323,331
Total ESOP shares	5,000,000	5,000,000

Fair value of unearned shares	$3,110,831	$4,323,331

NOTE 10.   SELF-INSURANCE FUNDS

The Company is a member of the Florida Retail Federation Self-Insurers Fund (the Fund). The Company is responsible for the payment of claims billed to the Fund up to a maximum based on a percentage of its Annual Standard Premium. The Annual Standard Premium is determined by the Fund based upon the total compensation paid as adjusted for historical claims experience and a factor for future claims and is subject to audit at the end of each year. The Company is required to make twelve payments totaling 21.8% of the Annual Standard Premium to the Fund to cover administrative expenses and taxes. The Company maintains claims fund deposits of $44,500 with the Fund at December 31, 2002. As of December 31, 2002, there was approximately $142,300 of pending claims, which were not paid by the Company, and which have been accrued in the accompanying consolidated financial statements. The Company has a irrevocable standby letter of credit issued to protect against potential liabilities stemming from the Company’s self insurance plan, which is collateralized by a $500,000 certificate of deposit (see Note 1).

NOTE 11.   COMMITMENTS AND CONTINGENCIES

Leases

The Company leased office facilities from a related entity on a month-to-month basis through December 31, 2002 paying a monthly rental of approximately $10,500. On March 1, 2003, the Company entered into a lease agreement with a third party for its new office facility. The lease matures on April 30, 2008 with an option to extend the lease through April 30, 2010. Monthly rent payments starting on May 1, 2003 are $6,902 and increase yearly at fixed amount up to $8,241 in 2010. The Companies also leases various equipment and vehicles under non-cancelable operating leases expiring through 2006. Office facility and equipment rent expense for the years ended December 31, 2002 and 2001 was approximately $568,000 and $479,000, respectively.

Approximate future minimum lease payments under non-cancelable office and equipment lease agreements are as follows:

Year ending December 31:
2003	$220,000
2004	162,000
2005	101,000
2006	93,000
2006	92,000
Thereafter	31,000
$699,000

Litigation

The Company, from time to time, is involved in litigation arising during the ordinary course of business. Based on currently available information, management believes that the resolution of pending claims will not have a material adverse effect on the Companies’ operating results or financial position.

NOTE 12.   INCOME TAXES

The (benefit from) provision for income taxes consists of the following:

	2002	2001
Current:
Federal	$(56,899)	$(91,068)
State	(9,479)	(15,007)
	$(66,378)	$(106,075)
Deferred:
Federal	$(680)	$102,371
State	(120)	18,066
	$(800)	$120,437

The net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes. Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2002	2001
Current Deferred Income Tax Assets:
Amortization	$66,700	$48,200
State net operating loss carry forward	35,900	5,900
Self-insurance reserve	3,200	—
	105,800	54,100
Current Deferred Income Tax Liabilities:
Allowance for doubtful accounts	(93,600)	(36,800)
Depreciation	(8,500)	(8,700)
Self-insurance reserve	—	(5,700)
	(102,100)	(51,200)
Valuation Allowance	—	—
	$3,700	$2,900

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2005

(In Thousands)

ASSETS
Current Assets:
Cash	$37
Certificate of deposit	592
Accounts receivable, less allowance for doubtful accounts of $265	3,590
Billings in process	668
Deferred tax asset	109
Due from related parties and stockholders	1,114
Other current assets	231
Total current assets	6,341

Property and Equipment, Net	1,050

Other Assets:
Deferred tax asset	344
Goodwill	142
Intangible assets, net	238
Deposits and other	130
854
$8,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdraft	$161
Accounts payable	247
Accrued liabilities	1,354
Line of credit	2,024
Current portion of long-term debt	477
Total current liabilities	4,263

Due to Stockholder	190
Derivative Liability	339
Long-Term Debt, Net	2,946
Total liabilities	7,738

Commitments and Contingencies

Stockholders’ Equity
Common stock, $.01 par value; authorized 50,000 shares; 13,285 shares issued and outstanding	133
Unearned ESOP shares	(2,656)
Additional paid-in capital	85
Accumulated other comprehensive loss	(339)
Retained earnings	3,307
Treasury stock, 29 shares at cost	(23)
Total stockholders’ equity	507
$8,245

See notes to unaudited consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(In Thousands)

	2005	2004

Service Revenues	$28,885	$29,305

Direct Costs	23,682	23,896

Gross Margin	5,203	5,409

General and Administrative Expenses	5,286	4,912

Income (Loss) from Operations	(83)	497

Other Income (Expense):
Interest expense	(346)	(338)
Other income	7	—
	(339)	(338)

Income (Loss) Before Provision (Benefit) for Income Tax	(422)	835

Provision (Benefit) for Income Taxes:
Current	(4)	129
Deferred	(163)	—
	(167)	129

Net Income (Loss)	$(255)	$706

See notes to unaudited consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2005

(In Thousands)

			Unearned ESOP Shares	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Treasury Stock	Total

	Common Stock
	Shares	Amount

Balance, December 31, 2004	13,285	$133	$(2,987)	$98	$(407)	$3,562	$—	$399

Nine Months Ended September 30, 2005:
Release of ESOP shares	—	—	331	(13)	—	—	—	318
Net loss	—	—	—	—	—	(255)	—	(255)
Treasury stock redemptions							(23)	(23)
Fair market value adjustment on derivatives	—	—	—	—	68	—	—	68

Balance, September 30, 2005	13,285	$133	$(2,656)	$85	$(339)	$3,307	(23)	$507

See notes to unaudited consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(In Thousands)

	2005	2004
Cash Flows from Operating Activities:
Net income (loss)	$(255)	$30
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	178	149
Provision for doubtful accounts	15	26
Amortization	81	66
Release of ESOP shares	317	348
Deferred taxes	(163)	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	108	752
Billings in process	(154)	(696)
Other current assets	(110)	(50)
Deposits and other	156	(2)
Increase in accounts payable and accrued liabilities	(214)	(153)
Net cash provided by (used in) operating activities	(41)	470

Cash Flows from Investing Activities:
Increase in certificate of deposit	(92)	—
Purchases of property and equipment	(99)	(212)
Advances to stockholder	(475)	(51)
Acquisition of intangible assets	(106)	—
Net cash used in investing activities	(772)	(263)

Cash Flows from Financing Activities:
Net borrowings on line of credit	469	353
Principal payments on long-term debt	(274)	(365)
Net repayments from stockholders	190	—
Treasury stock purchase	(23)	—
Increase in bank overdraft	98	—
Net cash provided by (used in) financing activities	460	(12)

Net Increase (Decrease) in Cash	(353)	195

Cash, Beginning	390	341

Cash, Ending	$37	$536

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year:
Interest	$331	$338
Income taxes	$—	$—

See notes to unaudited consolidated financial statements.

THE CORNWALL GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(In Thousands)

(1)   BASIS OF PRESENTATION

The financial information for the nine months ended September 30, 2005 and 2004 is unaudited.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial information for the period indicated has been included.   For further information regarding the Company’s accounting policies, refer to the Consolidated Financial Statements and related notes included elsewhere in this Form 8- K.  Operating results for interim periods are not necessarily indicative of results to be expected for a full year.

(2)   RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Boards (“FASB”) issued its final standard on accounting for share-based payments (“SBP”), FASB Statement No. 123R (revised 2004), Share-Based Payment.  The Statement requires companies to expense the value of employee stock options and similar awards.  Under FAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest.  Compensation cost for awards that vest would not be reversed if the awards expire without being exercised.  The effective date for public companies is interim and annual periods beginning after January 1, 2006, and applies to all outstanding and unvested SBP awards at a company’s adoption.  Management does not anticipate that this Statement will have a significant impact on the Company’s consolidated financial statements.

(3)   INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109), which is an asset and liability method of accounting for income taxes.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  The deferred tax asset was approximately $452 as of September 30, 2005.

(4)   INTEREST RATE SWAPS

The Company is exposed to market risk from changes in interest rates.  To manage this market risk, the Company may enter into interest rate swaps, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed upon notional principal amount.  The Company has entered into a swap agreement to convert variable rate debt to a fixed rate.  Interest payments received and payable under the terms of the interest rate swap agreement are accrued over the period to which the payment relates and the net difference is treated as an adjustment of interest expense related to the underlying liability.  Changes in the underlying market value of the remaining swap payments are recognized in income when the underlying liability being hedged is extinguished or partially extinguished to a level less than the notional amount of the interest rate swap.  The Company uses derivative financial instruments only to manage interest rate risks.

During the nine months ended September 30, 2005, the Company made interest payments of approximately $102 under the swap agreement.  At September 30, 2005, the estimated fair value of the interest rate swap was approximately $338 and is reflected as a derivative liability with a corresponding balance in accumulated other comprehensive loss in the accompanying consolidated financial statements.

(5)   ACCRUED LIABILITIES

Accrued payroll	$565
Income taxes payable	252
Accrued insurance claims	135
Accrued payroll taxes	300
Sales tax payable	53
Accrued other	49
$1,354

(6)   EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers all employees who work 1,000 or more hours per year.  The Company loaned the ESOP $5,000 that it obtained through bank financing for the purposes of acquiring 5,000 shares of the Company’s common stock (the ESOP shares) from existing stockholders.  The ESOP shares initially were pledged as collateral for the debt.  As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid during the year.  The Company accounts for its ESOP in accordance with Statement of Position 93-6, Employers’ Accounting for Employee Stock Ownership Plans.  Accordingly, the Company reports in its balance sheet the debt of the ESOP and Unearned ESOP Shares, which are the ESOP shares pledged as collateral for the debt.  As shares are released from collateral, the Company reports compensation expense based on the average market price of the shares during the year.

Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.  The Company did not declare dividends subsequent to the effective date of the ESOP.  ESOP compensation expense was approximately $266 for the nine months ended September 30, 2005.

The ESOP shares were as follows as of September 30, 2005:

Allocated shares	2,013
Shares released for allocation	333
Unearned shares	2,654
Total ESOP shares	5,000

(7)   COMMITMENTS AND CONTINGENCIES

Leases

The Company leases various office facilities from a third party, which mature at various dates through April 30, 2008.  One lease agreement includes an option to extend the lease through April 30, 2010.  Monthly rent payments, which increase yearly at fixed amounts, range from $2 to $9 per month at September 30, 2005.  The Companies also lease various equipment and vehicles under non-cancelable operating leases expiring through April 2009.  Office facility and equipment rent expense for the nine months ended September 30, 2005 was approximately $643.

Approximate future minimum lease payments under non-cancelable office and equipment lease agreements for the succeeding fiscal years are as follows:

Year ending September 30:
2006	$269
2007	203
2008	162
2009	34
2010	2
$670

Litigation

The Company, from time to time, is involved in litigation arising during the ordinary course of business.  Based on currently available information, management believes that the resolution of pending claims will not have a material adverse effect on the Companies’ operating results or financial position.

(8)   INCOME TAXES

The benefit from income taxes consists of the following:

	2005	2004
Current:
Federal	$4	$129
State	—	—
	$4	$129
Deferred:
Federal	$139	$—
State	24	—
	$163	$—

The net effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes are reflected in deferred income taxes.

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

Current Deferred Tax Assets:
Accounts receivable, due to allowance for doubtful accounts	$105
Self-insurance reserve	4
109

Long-Term Deferred Tax Assets:
Deferred state tax	$(10)
Charitable contribution carryover	1
NOL carryover	243
ESOP compensation	92
Amortization	112
Depreciation	(76)
Goodwill basis difference	(18)
344
Total Deferred Tax Asset	$453

(9)   SUBSEQUENT EVENT

In October 2005, the Company completed a Stock Purchase Agreement with TRI-S Security Corporation, a Georgia corporation (the “Purchaser”) whereby the Purchaser acquired all the outstanding common stock, including all unallocated ESOP shares, from the stockholders of the Company.

Following the closing of the acquisition, the Company repaid all of its outstanding debt, which was subject to certain prepayment penalties of approximately $342.

TRI-S SECURITY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(IN THOUSANDS, ESCEPT SHARE DATA)

AS OF SEPTEMBER 30, 2005

	As of September 30, 2005
	Historical	Pro Forma		Pro Forma
	Tri-S Security	Adjustments		As Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,430	36	(2)
		(1,919	)(1)	$547
Certificate of deposit	—	592	(2)	592
Trade accounts receivable, net	5,480	3,649	(2)	9,129
Billings in process	—	668	(2)	668
Deferred income taxes	250	104	(2)	354
Notes receivable - related parties	—	335	(2)	335
Prepaid expenses and other	590	232	(2)
		(402	)(1)	420
Total Current Assets	8,750	3,295		12,045

Property and equipment, less accumulated depreciation	237	1,216	(2)	1,453
Note receivable - related parties	102			102
Investment in joint venture	8,660	—		8,660
Intangibles	1,596	8,515	(2)	10,111
Goodwill	7,747	2,701	(2)	10,448
Deposits and other		129	(2)
	—	376	(3)	505
Total Assets	$27,092	$16,232		$43,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$468	409	(2)	877
Accrued expenses	3,161	1,358	(2)
		375	(2)	4,894
Accrued interest expense	25	—		25
Note payable to financial instution	1,673	2,203	(1)	3,876
Current portion of capital lease obligations	125	—		125
Total Current Liabilities	5,452	4,345		9,797

OTHER LIABILITIES
Term loan	—	5,165	(1)
		376	(3)	5,541
Convertible Notes	1,919	6,096	(1)
		(1,375	)(3)	6,640
Note payable	—	250	(1)	250
Deferred income taxes	3,713			3,713
Series C preferred stock subject to mandatory redemption	6,000			6,000
Total Liabilities	17,084	14,857		31,941

STOCKHOLDERS’ EQUITY
Common stock	3			3
Stock Warrants		1,375	(3)	1,375
Additional paid-in capital	11,394			11,394
Accumulated income (deficit)	(1,389)			(1,389)
Total Stockholders’ Equity	10,008	1,375		11,383

Total Liabilities and Stockholders’ Equity	$27,092	$16,232		$43,324

TRI-S SECURITY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE DATA)

FOR THE YEAR ENDED DECEMBER 31, 2004

	Year Ended December 31, 2004
	Historical	Historical	Pro Forma		Pro Forma
	Tri-S Security	Cornwall	Adjustments		As Adjusted

Revenues	$25,425	$39,185	$—		$64,610

Cost of revenues:
Direct Labor	13,810	31,509	—		45,319
Indirect labor and labor related costs	10,223	—	—		10,223
Other contract support costs	—	—	—		—
Amortization fo government contracts	298	—	—		298
	24,331	31,509	—		55,840
Gross Profit	1,094	7,676	—		8,770

Selling, general and administrative	2,115	7,020	1,276	(4)
			33	(5)
			144	(6)
			(441	)(7)	10,147
Operating income(loss)	(1,021)	656	(1,012)		(1,377)

Income from Investment in joint venture	1,637	—	—		1,637

Other Income (expense):
Interest income	3	3			6
Interest expense	(1,380)	(450)	(1,628	)(8)	(3,458)
Interest on preferred stock subject to mandatory redemption	(250)	—			(250)
	(1,627)	(447)	(1,628)		(3,702)

Loss before income taxes	(1,011)	209	(2,640)		(3,442)

Income tax benefit	(384)	169	(169	)(9)	(384)

Net loss	(627)	40	(2,471)		(3,058)

Basic and diluted net loss per common share	$(0.76)				$(3.69)

Basic and diluted weighted average shares outstanding	828				828

TRI-S SECURITY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE DATA)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Nine Months Ended September 30, 2005
	Historical	Historical	Pro Forma		Pro Forma
	Tri-S Security	Cornwall	Adjustments		As Adjusted

Revenues	$23,787	$28,885	—		$52,672

Cost of revenues:
Direct Labor	12,741	23,682	—		36,423
Indirect labor and labor related costs	8,307	—	—		8,307
Other contract support costs	992	—	—		992
Amortization fo government contracts	275	—	—		275
	22,315	23,682	—		45,997
Gross Profit	1,472	5,203	—		6,675

Selling, general and administrative	2,757	5,286	957	(4)
			25	(5)
			108	(6)
			(266)	(7)	8,867
Operating income(loss)	(1,285)	(83)	(824)		(2,192)

Income from joint venture	1,451	—	—		1,451
Other Income (expense):
Other Income	—	7			7
Interest income	35	—	—		35
Interest expense	(543)	(346)	(1,278	)(8)	(2,167)
Interest on preferred stock subject to mandatory redemption	(225)	—	—		(225)
	(733)	(339)	(1,278)		(2,350)

Loss before income taxes	(567)	(422)	(2,102)		(3,091)

Income tax benefit	(215)	(167)	—	(9)	(382)

Net loss	(352)	(255)	(2,102)		(2,709)

Basic and diluted net loss per common share	$(0.11)				$(0.84)

Basic and diluted weighted average shares outstanding	3,236				3,236

TRI-S SECURITY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Note A.  General

The components of the aggregate purchase price for The Cornwell Group Inc. and subsidiaries are as follows (in thousands):

Term note issued	$5,165
Proceeds from convertible notes issued	6,096
Proceeds from factoring arrangement	2,203
Cash paid at closing	1,919
Note to seller	250
Transaction cost	402

Total acquisition costs	$16,035

In accordance with SFAS No. 141, “Business Combinations,” the Company has allocated the acquisition costs to the assets and liabilities based upon estimates of fair value as follows (in thousands):

Current assets	$5,616
Property and equipment	1,216
Intangible assets	8,515
Long-term assets	129
Goodwill	2,701

Total assets acquired	$18,177

Current liabilities	(2,142)

Total liabilities assumed	(2,142)

Net assets acquired	16,035

The intangible assets that make up the amount allocated to intangibles in the purchase price allocation above are developed technology of approximately $95,000; non-compete agreements of approximately $390,000, trademark of approximately $830,000 and customer lists of approximately $7.2 million. The developed technology, non compete, trademark and customer list will be amortized over three, two, forty and seven years, respectively

The historical financial information has been derived from the respective historical financial statements of Tri-S Security Corporation and The Cornwall Group, Inc.  The accompanying unaudited pro forma balance sheet information is presented for illustrative purposes assuming the acquisition has occurred on September 30, 2005.  The accompanying unaudited pro forma statements of operations data is presented for illustrative purposes assuming the acquisition had occurred as of January 1, 2005 and 2004, respectively and not necessarily indicative of the results of operations that would have actually occurred if the combination had been completed as of that date, or of future results of operation of the combined company.

Note B.  Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

The accompanying unaudited pro forma condensed combined consolidated balance sheet assumes the acquisition occurred as of September 30, 2005 and reflects the following pro forma adjustments:

(1)    To record the cost of acquisition for The Cornwell Group, Inc., including approximately $1.9 million in cash paid at closing from proceeds of convertible notes issued prior to September 30, 2005, $6.1 million of convertible notes issued, $5.2 million of term notes issued, $2.2 million of proceeds from our factoring arrangement, $250,000 of seller notes and $0.4 million in transaction costs.

(2)    To record the allocation of the purchase price for the acquisition to the assets and liabilities acquired (in thousands):

Current assets	$5,616
Property and equipment	1,216
Intangible assets	8,515
Long-term assets	129
Goodwill	2,701

Total assets acquired	$18,177

Current liabilities	(2,142)

Total liabilities assumed	(2,142)

Net assets acquired	16,035

(3)    To record the deferred financing fees associated with the term notes and record the stock warrants issued with the convertible notes.

Note C.  Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

The accompanying unaudited pro forma condensed combined consolidated statements of operations have been prepared assuming the acquisition occurred as of January 1, 2005 and 2004, respectively and reflects the following pro forma adjustments:

(4)    To record the amortization of intangible assets resulting from the allocation of the cost of the acquisition.  The acquired intangible assets are being amortized on a straight-line basis over a five-year period.

(5)    To record increased depreciation expense based on $166,000 increase in the carrying value of the property and equipment, which is depreciated over five years.

(6)    To record the amortization of deferred financing fees over the terms of the term notes.

(7)    To record cost savings with regard to The Cornwall Group, Inc’s employee stock ownership plan which was terminated with the acquisition.

(8)    To record additional interest expense related to the issuance of the convertible notes in the amount of $8,015 with interest calculated based on the effective yield of 14.2% and includes the amortization of the discount, term loans in the amount of $5,165 with interest calculated based on Prime Rate + 4% and the $250 note to seller with an interest rate of 5%.

(9)    To record the elimination of income tax expense due to the losses incurred by Tri-S Security.  No other tax entries have been recorded as Tri-S Security has incurred losses over the past few years.